Exhibit 99.1

Elephant Talk Communications Receives Extension from NYSE MKT for the Compliance Review Period

OKLAHOMA CITY, OK, February 12, 2014 - Elephant Talk Communications Corp. (NYSE MKT: ETAK) (the "Company" or "Elephant Talk"), (www.elephanttalk.com), a leading international provider of Software Defined Network Architecture (Software DNA™) platforms and cyber security solutions, today announced that the NYSE MKT LLC (the "Exchange") has notified the Company that it has extended the review period for which the Company can work to regain compliance with the Exchange's listing standards until April 30, 2014.

Based on a review of information provided by Elephant Talk through February 5, 2014, the Exchange has determined that while the Company has not yet regained full compliance with Section 1003(a)(iv) of the Exchange's Company Guide (the “Company Guide”), the Company has made a reasonable demonstration of its ability to regain compliance by the end of the extended plan period.  The Company is devoted to regaining compliance with the Exchange's listing standards.  The Company will continue to remain subject to periodic review by the Exchange during the extended plan period.  Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extended plan period could result in the Company being delisted from the Exchange.

In addition, the Company continues to be subject to the compliance deadline of Sections 802(b) and 803(B)(6)(b) of the Company Guide for its non-compliance with Sections 802(a) and 803(B)(2)(a) in connection with the resignation of Charles Levine from the Company’s Board of Directors (the “Board”) on December 18, 2013 and the non-reelection of Phil Hickman to the Board at the Company’s Annual Meeting of Stockholders on December 18, 2013. Consequently, a majority of the directors on the Company’s Board are not independent and its audit committee is comprised of one independent director rather than the requisite three independent directors. The Company will have until the earlier of its next annual meeting of stockholders or December 18, 2014 to regain compliance (such earlier date, the “Compliance Date”). While not expected, if the Company were to hold its 2014 annual meeting of stockholders early (on or before June 16, 2014), then the Compliance Date would instead be June 16, 2014.

"Our goal is to regain compliance, and we are focused on our mobile platforms deployed with Vodafone and Iusacell, combined with the continued roll-out of ValidSoft's technology with customers including FICO," said Steven van der Velden, CEO of Elephant Talk. "We also continue to evaluate candidates with relevant industry knowledge who satisfy the independence requirements under the Exchange’s Company Guide,” continued Mr. van der Velden.

Elephant Talk Communications Corp.

Cross Rock Place Executive Suites No. 102

3600 NW 138th,

Oklahoma City, OK. USA

(813) 926 8920

About Elephant Talk: Elephant Talk Communications Corp. (NYSE MKT: ETAK), is a leading international provider of mobile proprietary Software Defined Network Architecture (Software DNA™) platforms for the telecommunications industry.  The Company empowers Mobile Network Operators (MNOs), Mobile Virtual Network Operators (MVNOs), Enablers (MVNEs) and Aggregators (MVNAs) with a full suite of applications, superior industry expertise and high quality customer service without substantial upfront investment. Elephant Talk counts several of the world's leading Mobile Operators amongst its customers, including Vodafone, T-Mobile, Zain and Iusacell. Visit:  www.elephanttalk.com.

Forward-Looking Statements

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements with respect to Elephant Talk's plans and objectives, projections, expectations and intentions. These forward-looking statements are based on current expectations, estimates and projections about Elephant Talk's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the ability of the Company to regain compliance with the listing standards of the NYSE MKT. Because such statements involve risks and uncertainties, the actual results and performance of Elephant Talk may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, Elephant Talk also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from those projected or suggested  in Elephant Talk's filings with the Securities and Exchange Commission (the “SEC”), copies of which are available from the SEC or may be obtained upon request from Elephant Talk.

Contacts:

Investor Relations:

Steve Gersten

Elephant Talk Communications Corp.
+ 1 813 926 8920

Steve.Gersten@validsoft.com

Thomas Walsh
Alliance Advisors
+ 1 212 398 3486
twalsh@allianceadvisors.net

Elephant Talk Communications Corp.

Cross Rock Place Executive Suites No. 102

3600 NW 138th,

Oklahoma City, OK. USA

(813) 926 8920

US: Michael Glickman

MWG CO

(917) 596.1883

mike@mwco.net

Elephant Talk Communications Corp.

Cross Rock Place Executive Suites No. 102

3600 NW 138th,

Oklahoma City, OK. USA

(813) 926 8920